Exhibit 99.1
AAON REPORTS RECORD SALES, EARNINGS & BACKLOG
FOR THE FOURTH QUARTER OF 2022

TULSA, OK, February 27, 2023 - AAON, INC. (NASDAQ-AAON), a provider of premier, configurable HVAC solutions that bring long-term value to customers and owners, today announced its results for the fourth quarter of 2022.

Net sales for the fourth quarter of 2022 increased 86.8% to a record $254.6 million from $136.3 million in the fourth quarter of 2021. Organic volume growth and product mix contributed approximately 41.0% to year-over-year growth. Volume growth reflected the Company's strong backlog and a fourth straight quarter of record production. In addition to volume, pricing contributed 26.7% of growth and inorganic growth contributed 19.1%.

Gross profit for the quarter increased 195.9% to $78.5 million, or 30.8% of sales compared to the same period a year ago. While 2021 was negatively impacted by supply chain, constrained production, inefficiencies and unabsorbed fixed costs, the fourth quarter of 2022 benefited from multiple prices increases initiated throughout the year, reduced impacts from supply chain and significant production efficiency improvements over all of the plant floors. The Company continues to successfully demonstrate our ability to adapt quickly and maximize production even with the ongoing challenges of parts shortages.

Earnings per diluted share in the fourth quarter of 2022 increased 545.5% to $0.71 from $0.11 in the fourth quarter of 2021. As noted above, the increase in earnings was the result of volume growth, improved gross profit margin and a full year of BASX operations. The year-over-year increase was also attributable to abnormally low gross margin in the fourth quarter of 2021 as well as the $4.4 million of acquisition-related transaction fees from the closing of the BASX acquisition in December 2021.

Financial Highlights:	Three Months Ended December 31,		%	Years Ending December 31,		%
	2022	2021	Change	2022	2021	Change
	(in thousands, except share and per share data)			(in thousands, except share and per share data)
GAAP Measures
Net sales	$254,598	$136,282	86.8%	$888,788	$534,517	66.3%
Gross profit	$78,541	26,547	195.9%	237,572	137,830	72.4%
Gross profit margin	30.8%	19.5%		26.7%	25.8%
Operating income	$46,598	5,443	756.1%	126,761	69,253	83.0%
Operating margin	18.3%	4.0%		14.3%	13.0%
Net income	$38,898	$6,186	528.8%	$100,376	$58,758	70.8%
Earnings per diluted share	$0.71	$0.11	545.5%	$1.86	$1.09	70.6%
Diluted average shares	54,807,611	53,948,763	1.6%	54,097,072	53,728,989	0.7%

Non-GAAP Measures
EBITDA[1]	$56,184	$13,278	323.1%	$162,266	$99,657	62.8%
EBITDA margin[1]	22.1%	9.7%		18.3%	18.6%
Adjusted EBITDA[1]	$56,184	$17,208	226.5%	$162,266	$103,587	56.6%
Adjusted EBITDA margin[1]	22.1%	12.6%		18.3%	19.4%
[1]These are non-GAAP measures. See "Use of Non-GAAP Financial Measures" below for reconciliation to GAAP measures.

Backlog
	December 31, 2022	September 31, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Backlog	$548,022	$514,735	464,025	461,400	260,164
Year over year change	110.6%	183.1%	235.9%	377.0%	249.6%

The Company finished the fourth quarter of 2022 with a record backlog of $548.0 million, up 110.6% from $260.2 million at December 31, 2021. Orders booked in the quarter at the legacy business were robust, outpacing orders booked in both the year ago quarter as well as the previous quarter. Orders at BASX were also strong. Backlog at BASX finished the year up 260.9%.

Gary Fields, President and CEO, stated, “I am extremely pleased with our overall results for 2022, particularly with how we finished the year. We started the year with a significant number of challenges, resulting in a slow start. However, we were able to quickly assess the issues, adapt and overcome. Despite the slow start, we finished 2022 with record sales, EBITDA and earnings for the year. We reported record earnings in the third quarter and followed that up with another record in the fourth quarter. At the same time, we finished the year with a record backlog that has a much-improved margin profile, so we are entering 2023 with positive momentum.”

Mr. Fields continued, “In the fourth quarter, our operations built on the progress made in the third quarter. Gross margin of 30.8% was the high-water mark for the year and was the highest of any quarter since the first quarter of 2020. The price increases we initiated early in the year finally began to hit the production floor, resulting in a realignment of pricing and costs. In addition, productivity improvements and an increase in our headcount helped accelerate throughput. Headcount in the quarter was up 36.2% from a year ago and up 5.9% from the third quarter. Overall, our operations improved significantly throughout the year and we are now performing at the highest level in over a year.”

Mr. Fields continued, “In addition to our manufacturing operations, I am extremely pleased with how well our sales channel is performing. Despite being up against tough comparisons, orders continued to grow, both on a year-over-year and quarter-over-quarter basis, and our backlog finished the year at a record level. Even with price increases removed, bookings still outpaced sales. We clearly continue to take market share, a testament to how well our sales channel partners are performing. We will support our sales channel, so our partners can best leverage the compelling value proposition AAON equipment offers in a market that is increasingly open to investing in premium energy efficient equipment that AAON has specialized in for decades.”

Mr. Fields concluded, “As we celebrate the one year anniversary of closing on BASX and progress into the early part of 2023, we are very positive on the business. Production rates and productivity levels continue to increase, the margin profile of the backlog is the best that it has ever been and order trends remain positive. While it is early in the year, we are optimistic AAON is positioned to achieve another record year of sales and earnings.”

As of December 31, 2022, the Company had cash and cash equivalents of $5.5 million and total debt of $71.0 million. Rebecca Thompson, CFO and Treasurer, commented, “Within the quarter, we paid down $5.3 million on our line of credit and our balance sheet remains strong. At the end of the fourth quarter, our leverage ratio decreased to 0.46, from 0.65 at the end of the third quarter. In 2023, we anticipate cash flows from operations will remain strong, allowing us to continue to reduce our borrowings under the line of credit while making necessary capital investments for long-term growth. We anticipate capital expenditures of approximately $135.0 million for 2023.”

Conference Call and Webcast

The Company will host a conference call and webcast to discuss its financial results and outlook on February 27, 2023 at 5:15 P.M. ET. The conference call will be accessible via a dial-in for those who wish to participate in Q&A as well as a listen-only webcast. The accessible dial-in is 1-877-550-1858 for domestic callers or 1-848-488-9160 for international callers, both accessible with the conference ID 1754341. To access the listen-only webcast, register at https://app.webinar.net/rbzdMK9Vv27. On the next business day following the call, a replay of the call will be available on the Company’s website at https://aaon.com/Investors.

About AAON

Founded in 1988, AAON is a world leader in HVAC solutions for commercial and industrial indoor environments. The Company's industry-leading approach to designing and manufacturing highly configurable equipment to meet exact needs creates a premier ownership experience with greater efficiency, performance and long-term value. AAON is headquartered in Tulsa, Oklahoma, where its world-class innovation center and testing lab allows AAON engineers to continuously push boundaries and advance the industry. For more information, please visit www.AAON.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “should”, “will”, and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligations to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that could cause results to differ materially from those in the forward-looking statements include (1) the timing and extent of changes in raw material and component prices, (2) the effects of fluctuations in the commercial/industrial new construction market, (3) the timing and extent of changes in interest rates, as well as other competitive factors during the year, and (4) general economic, market or business conditions.

Contact Information
Joseph Mondillo
Director of Investor Relations
Phone: (617) 877-6346
Email: joseph.mondillo@aaon.com

AAON, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)
	Three Months Ended December 31,		Years Ending December 31,
	2022	2021	2022	2021
	(in thousands, except share and per share data)
Net sales	$254,598	$136,282	$888,788	$534,517
Cost of sales	176,057	109,735	651,216	396,687
Gross profit	78,541	26,547	237,572	137,830
Selling, general and administrative expenses	31,943	21,110	110,823	68,598
Gain on disposal of assets	—	(6)	(12)	(21)
Income from operations	46,598	5,443	126,761	69,253
Interest expense	(933)	(121)	(2,627)	(132)
Other income, net	104	24	399	61
Income before taxes	45,769	5,346	124,533	69,182
Income tax provision (benefit)	6,871	(840)	24,157	10,424
Net income	$38,898	$6,186	$100,376	$58,758
Earnings per share:
Basic	$0.73	$0.12	$1.89	$1.12
Diluted	$0.71	$0.11	$1.86	$1.09
Cash dividends declared per common share:	$0.24	$0.19	$0.43	$0.38
Weighted average shares outstanding:
Basic	53,317,011	52,467,696	53,054,986	52,404,199
Diluted	54,807,611	53,948,763	54,097,072	53,728,989

AAON, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
	December 31, 2022	December 31, 2021
Assets	(in thousands, except share and per share data)
Current assets:
Cash and cash equivalents	$5,451	$2,859
Restricted cash	498	628
Accounts receivable, net of allowance for credit losses of $477 and $549, respectively	127,158	70,780
Income tax receivable	—	5,723
Inventories, net	198,939	130,270
Contract assets	15,151	5,749
Prepaid expenses and other	1,919	2,071
Total current assets	349,116	218,080
Property, plant and equipment:
Land	8,537	5,016
Buildings	169,156	135,861
Machinery and equipment	342,045	318,259
Furniture and fixtures	30,033	23,072
Total property, plant and equipment	549,771	482,208
Less: Accumulated depreciation	245,026	224,146
Property, plant and equipment, net	304,745	258,062
Intangible assets, net	64,606	70,121
Goodwill	81,892	85,727
Right of use assets	7,123	16,974
Other long-term assets	6,421	1,216
Total assets	$813,903	$650,180

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	45,513	29,020
Accrued liabilities	78,630	50,206
Contract liabilities	21,424	7,542
Total current liabilities	145,567	86,768
Revolving credit facility, long-term	71,004	40,000
Deferred tax liabilities	18,661	31,993
Other long-term liabilities	11,508	18,843
New market tax credit obligation	6,449	6,406
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.004 par value, 100,000,000 shares authorized, 53,425,184 and 52,527,985 issued and outstanding at December 31, 2022 and December 31, 2021, respectively	214	210
Additional paid-in capital	98,735	81,654
Retained earnings	461,765	384,306
Total stockholders' equity	560,714	466,170
Total liabilities and stockholders' equity	$813,903	$650,180

AAON, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
	Years Ending December 31,
	2022	2021
Operating Activities	(in thousands)
Net income	$100,376	$58,758
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,106	30,343
Amortization of debt issuance cost	43	43
Amortization of right of use assets	324	73
Provision for credit losses on accounts receivable, net of adjustments	(72)	43
Provision for excess and obsolete inventories	2,740	629
Share-based compensation	13,700	11,812
Gain on disposition of assets	(12)	(21)
Foreign currency transaction loss (gain)	41	(1)
Interest income on note receivable	(22)	(24)
Deferred income taxes	(13,332)	3,669
Changes in assets and liabilities:
Accounts receivable	(56,306)	(9,737)
Income taxes	18,195	(1,136)
Inventories	(71,409)	(45,955)
Contract assets	(9,402)	1,886
Prepaid expenses and other long-term assets	(2,367)	1,374
Accounts payable	11,574	10,899
Contract liabilities	13,882	(229)
Extended warranties	1,314	447
Accrued liabilities and other long-term liabilities	16,945	(1,690)
Net cash provided by operating activities	61,318	61,183
Investing Activities
Capital expenditures	(54,024)	(55,362)
Cash paid for building	(22,000)	—
Cash paid in business combination, net of cash acquired	(249)	(103,430)
Proceeds from sale of property, plant and equipment	12	19
Principal payments from note receivable	48	54
Net cash used in investing activities	(76,213)	(158,719)
Financing Activities
Borrowings under revolving credit facility	225,758	40,000
Payments under revolving credit facility	(194,754)	—
Principal payments on financing lease	(115)	—
Stock options exercised	23,140	21,148
Repurchase of stock	(12,737)	(20,876)
Employee taxes paid by withholding shares	(1,018)	(1,590)
Dividends paid to stockholders	(22,917)	(19,947)
Net cash provided by financing activities	17,357	18,735
Net increase (decrease) in cash, cash equivalents and restricted cash	2,462	(78,801)
Cash, cash equivalents and restricted cash, beginning of period	3,487	82,288
Cash, cash equivalents and restricted cash, end of period	$5,949	$3,487

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), additional non-GAAP financial measures are provided and reconciled in the following tables. The Company believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results. The Company believes that this non-GAAP financial measure enhances the ability of investors to analyze the Company’s business trends and operating performance as they are used by management to better understand operating performance. Since adjusted net income, adjusted net income per diluted share, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are non-GAAP measures and are susceptible to varying calculations, adjusted net income, adjusted net income per diluted share, EBITDA, adjusted EBITDA, and adjusted EBITDA margin, as presented, may not be directly comparable with other similarly titled measures used by other companies.

EBITDA and Adjusted EBITDA

EBITDA (as defined below) is presented herein and reconciled from the GAAP measure of net income because of its wide acceptance by the investment community as a financial indicator of a company's ability to internally fund operations. The Company defines EBITDA as net income, plus (1) depreciation and amortization, (2) interest expense (income), net and (3) income tax expense. EBITDA is not a measure of net income or cash flows as determined by GAAP.

The Company’s EBITDA measure provides additional information which may be used to better understand the Company’s operations. EBITDA is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered as an alternative to, or more meaningful than, net income, as an indicator of operating performance. Certain items excluded from EBITDA are significant components in understanding and assessing a company's financial performance. EBITDA, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that EBITDA is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team and by other users of the Company’s consolidated financial statements.

Adjusted EBITDA is calculated as EBITDA adjusted by items in non-GAAP adjusted net income, above, except for taxes, as taxes are already excluded from EBITDA.

The following table provides a reconciliation of net income (GAAP) to EBITDA (non-GAAP) and Adjusted EBITDA (non-GAAP) for the periods indicated:

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
	(in thousands)
Net income, a GAAP measure	$38,898	$6,186	$100,376	$58,758
Depreciation and amortization	9,482	7,811	35,106	30,343
Interest expense	933	121	2,627	132
Income tax expense	6,871	(840)	24,157	10,424
EBITDA, a non-GAAP measure	56,184	13,278	162,266	99,657
Acquisition-related fees	—	4,367	—	4,367
Profit sharing effect[1]	—	(437)	—	(437)
Adjusted EBITDA, a non-GAAP measure	$56,184	$17,208	$162,266	$103,587
Adjusted EBITDA margin	22.1%	12.6%	18.3%	19.4%
[1]Profit sharing effect of BASX acquisition-related fees in the respective period.